EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 171 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 002-27962) of my opinion dated February 27, 2017, which was filed as Exhibit (i) to Post-Effective Amendment No. 168.

/s/ Scott E. Habeeb
Scott E. Habeeb, Esq.

March 27, 2017

Boston, Massachusetts